                                                                       EXHIBIT 2

                             CO-INVESTMENT AGREEMENT

                  This Co-Investment Agreement (this "Agreement"), is made as of January 5, 2004 by and among (i) R(2) Investments, LDC ("Investments"), Amalgamated Gadget, L.P. ("Amalgamated") and Scepter Holdings, Inc. ("Scepter"); and (ii) Magellan Holdings LP ("MHLP"), Onex Corporation ("Onex") and Onex Partners LP ("Onex Partners").

                  WHEREAS, the Third Amended Joint Plan of Reorganization (the "Plan of Reorganization") of Magellan Health Services, Inc. (the "Company") and certain of its subsidiaries under Chapter 11 of the Bankruptcy Code dated August 18, 2003, as amended on September 25, 2003, October 8, 2003 and October 9, 2003 was confirmed on October 8, 2003; and

                  WHEREAS, in order to induce Investments to agree, among other things, not to take any action to oppose confirmation of the Plan of Reorganization, Onex agreed, among other things, to enter into this Agreement; and

                  NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereto hereby acknowledge, the parties hereto agree as follows:

                  1.       DEFINITIONS.

                  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan of Reorganization.

                  "beneficial owner" (and the derivative terms "beneficially owned" and "beneficial ownership") shall have the meaning ascribed to such terms in the rules under Section 13(d) of the Securities Exchange Act of 1934, as amended.

                  "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

                  "Onex Group" means, collectively, MHLP, Onex, Onex Partners and any entity controlling, controlled by, or under common control with MHLP, Onex or Onex Partners.

                  "R(2)" means, collectively, Investments, Amalgamated, Scepter and any other entity controlling, controlled by, or under common control with Investments, Amalgamated, or Scepter.

                  2.       CO-INVESTMENT RIGHT.

                  Until this Agreement terminates in accordance with Section 9, no Person within the Onex Group, on the one hand, or within R(2), on the other hand, shall commence any tender offer for shares of New Common Stock, any shares of any class of capital stock into or for which the New Common Stock is converted or exchanged ("Replacement Stock"), or any warrants, options, rights, capital stock, notes or other debt or equity securities issued by the Company which are convertible into or exchangeable or exercisable for shares of New Common Stock or Replacement Stock or which participate with New Common Stock or Replacement Stock in dividends or distributions upon liquidation ("Other Securities" and together with New Common Stock and Replacement Stock, "Securities") unless whichever of the Onex Group or R(2) desires to commence a tender offer (the "Initiating Party") affords the other (the "Non-Initiating Party") the opportunity to participate in such tender offer as a bidder (whether or not R(2) or the Onex Group elects to so participate) on the basis that the shares purchased pursuant to such tender offer would be purchased by all Persons within the Onex Group, on the one hand, and all Persons within R(2), on the other hand, in proportion to (a) the number of shares (without distinction as to class) of MVS Securities, New Common Stock and Replacement Stock (with an appropriate adjustment in the event the New Common Stock was exchanged for or converted into Replacement Stock on other than a one-for-one basis) beneficially owned, or in which a full equivalent economic interest is held, including, without limitation, through an interest in a derivative or "swap" transaction (hereinafter, an "equivalent economic interest"), by the Onex Group and by R(2), respectively,

                              Page 21 of 29 Pages
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relative to (b) the total number of Shares of MVS Securities, New Common Stock and Replacement Stock beneficially owned or in which an equivalent economic interest is held, by the Onex Group and R(2), collectively, immediately prior to the date of delivery of the Offer Notice (as defined below). For purposes of this Agreement, a Person shall be deemed to beneficially own or have an equivalent economic interest in any shares of New Common Stock or Replacement Stock into which or for which any Other Securities beneficially owned by such Person, or in which such Person has an equivalent economic interest, are convertible, exchangeable or exercisable. For all purposes hereof, the Onex Group shall be represented by Onex and R(2) shall be represented by Amalgamated.

                  3.       PROCEDURES FOR COMMENCEMENT OF TENDER OFFER.

                  (a) At least 10 and no more than 30 days prior to the commencement by any Person(s) within the Initiating Party of a tender offer for shares of Securities, the Initiating Party shall give written notice (the "Offer Notice") to the Non-Initiating Party offering each Person within the Non-Initiating Party the opportunity to participate as a bidder in the proposed tender offer to purchase in the aggregate the number of shares determined in accordance with Section 2. The Offer Notice shall set forth the salient terms of the proposed tender offer, including, without limitation, (i) the price per share to be paid for the shares of the Securities, which shall be in cash and which may be a fixed price or a variable price tied to the market price of the Securities, (ii) the total number of shares for which the Initiating Party proposes the tender offer will be made, based on the assumption that the Non-Initiating Party will not elect to participate, (iii) the proposed timing of the tender offer and (iv) the proposed conditions to the obligation of the offeror(s) to accept shares of the Securities for payment pursuant to the tender offer. The Offer Notice shall also set forth the number of shares of MVS Securities, New Common Stock and Replacement Stock which the Initiating Party beneficially owns or in which it has an equivalent economic interest as of the date of the Offer Notice, and a description of such ownership and interest in reasonable detail, and shall be accompanied by evidence reasonably satisfactory to the Non-Initiating Party of such ownership and interest.

                  (b) The Non-Initiating Party shall have until 5:00 p.m., New York City time, on the fifth day (if such day is a Business Day, and if such day is not a Business Day, then on the next Business Day) following the date of delivery to the Non-Initiating Party of the Offer Notice (the "Offer Deadline"), to deliver written notice (an "Election Notice") to the Initiating Party (i) stating that it elects to participate in the tender offer, (ii) setting forth the number of shares of MVS Securities, New Common Stock and Replacement Stock which it beneficially owned or in which it had an equivalent economic interest immediately prior to the date of delivery of the Offer Notice, and a description of such ownership and interest in reasonable detail and (iii) stating the total number of shares which the Non-Initiating Party is willing to purchase in the tender offer, which shall not exceed the number of shares which the Non-Initiating Party would be entitled to purchase, as determined in accordance with Section 2 (the "Maximum Participation"). The Election Notice shall be accompanied by evidence reasonably satisfactory to the Initiating Party that (i) immediately prior to the date of delivery of the Offer Notice, the Non-Initiating Party beneficially owned or had an equivalent economic interest in the number of shares of MVS Securities, New Common Stock and/or Replacement Stock set forth in the Election Notice in response to clause (ii) of the first sentence of this Section 3(b) and (ii) in the event requested by the Initiating Party, each Person within the Non-Initiating Party participating in the tender offer has the financial capability to fulfill its share of the obligations to purchase shares in the tender offer.

                  (c) Following delivery to the Initiating Party of an Election Notice, the Non-Initiating Party (x) shall not tender any Securities for purchase pursuant to the tender offer (and the number of shares sought in the tender offer shall be reduced if necessary, so as not to exceed the total number of shares outstanding that are not beneficially owned by any Person within the Onex Group or R(2)) and (y) shall be obligated to participate in the tender offer and to purchase the total number of shares in the tender offer set forth in the Election Notice (subject to adjustment as provided in Section 3(f) and 3(g)), at a price no greater than the price set forth in the Offer Notice and on the same terms and conditions as shares are being purchased by the Initiating Party, provided, however, that (i) in the event the tender offer has not been consummated within 180 days following the date of delivery of the Offer Notice (other than as a result of the failure of the Non-Initiating Party to comply with its obligations hereunder), the Non-Initiating Party shall be relieved of such obligations in the event it delivers written notice to the Initiating Party that it will no longer participate in the tender offer (a "Non-Participation Notice") and (ii) in the event the tender offer is not commenced by the Initiating Party within 30 days following the date of delivery of the Offer Notice (other than as a result of the failure of the Non-Initiating Party to comply with its obligations hereunder), the Non-Initiating Party shall be relieved of such obligations. In the event any Person(s) within the Initiating Party desire to commence a tender offer after such 30-day period, they shall be required to deliver another Offer Notice to

                              Page 22 of 29 Pages
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the Non-Initiating Party and to again comply with the procedures set forth in this Section 3. In the event the Non-Initiating Party delivers a Non-Participation Notice to the Initiating Party, the Initiating Party shall have the right to consummate the tender offer without the participation of the Non-Initiating Party for a period of 90 days following the date of delivery of the Non-Participation Notice, after which time the Initiating Party shall be required to terminate any outstanding tender offer and if any Person(s) within the Initiating Party desire to commence a tender offer thereafter, they shall be required to deliver another Offer Notice to the Non-Initiating Party and to again comply with the procedures set forth in this Section 3.

                  (d) In the event that (i) the tender offer is not consummated in accordance with the terms set forth in the Offer Notice and (ii) the Initiating Party consequently desires to increase the price to be paid for shares or the number of outstanding shares to be purchased through an outstanding tender offer in which the Non-Initiating Party has elected to participate, the Initiating Party shall deliver written notice of such proposed change to the Non-Initiating Party (the "Modification Notice"). By 5:00 p.m., New York City time, on the second Business Day following the date of delivery of the Modification Notice, the Non-Initiating Party shall notify the Initiating Party in writing whether it wishes to continue to participate in such tender offer with such modified terms. In the event the Non-Initiating Party so elects to continue to participate, the Non-Initiating Party shall continue to be obligated to participate in the tender offer with such modified terms, and otherwise in accordance with Section 3(c) as though no such modification was made. In the event the Non-Initiating Party does not so elect to continue to participate in such tender offer with such modified terms, or does not deliver any written notice to the Initiating Party by 5:00 p.m., New York City time, on the second Business Day following the date of delivery of the Modification Notice, (i) the Initiating Party shall have the right to modify the tender offer and consummate the tender offer at a price and for a number of shares of the Securities equal to or greater than that set forth in the Modification Notice without the participation of the Non-Initiating Party for a period of 90 days following the date of delivery of the Modification Notice, after which time the Initiating Party shall be required to terminate any outstanding tender offer and if any Person(s) within the Initiating Party desire to commence a tender offer thereafter, they shall be required to deliver another Offer Notice to the Non-Initiating Party and to again comply with the procedures set forth in this
Section 3 and (ii) in the event the Initiating Party so modifies the tender offer, the Non-Initiating Party shall no longer be obligated to participate in the tender offer in accordance with Section 3(c).

                  (e) In the event the Non-Initiating Party delivers an Election Notice to the Initiating Party with respect to a tender offer, the Initiating Party shall control the timing and process of such tender offer and any acquisition of shares of the Securities pursuant to the tender offer, and all actions to be taken in connection therewith, including, without limitation, the preparation of filings with governmental bodies, the negotiation of documentation with third parties necessary to effect and consummate the tender offer and purchase the Securities pursuant to the tender offer, and the retention of counsel and other advisors; provided, however, that (i) the Initiating Party shall keep the Non-Initiating Party reasonably informed as to the timing and status of the tender offer and shall permit the Non-Initiating Party to participate in the process of the tender offer and any related acquisition of shares of the Securities and (ii) the Non-Initiating Party may retain separate counsel and other advisors chosen by it at its own expense.

                  (f) In the event that the Onex Group and R(2) are unable to agree on the respective numbers and relative proportion of shares which they would be entitled to purchase pursuant to any tender offer for which the Non-Initiating Party has delivered an Election Notice, any description or calculation of the numbers, and relative proportion of shares to be purchased by the Onex Group and R(2), respectively, as set forth in any filing or other documentation regarding the tender offer, shall be based on the good faith determination of the Initiating Party, taking into account the information regarding beneficial ownership and equivalent economic interest set forth in the Election Notice and the accompanying evidence thereof. In the event that any such disagreement has not been resolved at the time the Initiating Party is prepared to accept shares for payment pursuant to the tender offer, the Initiating Party may accept such shares for payment and the Non-Initiating Party shall purchase the proportion of shares so accepted for payment described in the tender offer documentation, as determined by the Initiating Party in accordance with this Section 3(f). Promptly following resolution of any such disagreement, whether by agreement of the parties, judicial determination or otherwise, the Non-Initiating Party shall purchase from the Initiating Party, and the Initiating Party shall sell to the Non-Initiating Party, on such terms, the number of shares equal to the difference between (i) the product of (A) the lesser of (x) the maximum number of shares which the Non-Initiating Party was entitled to purchase in the tender offer, as determined by the parties, the court or otherwise in such resolution and (y) the number of shares which the Non-Initiating Party elected to purchase in the Election Notice and (B) a fraction, the numerator of which is the number of shares purchased in the tender offer and the denominator of which is the number of shares for which the tender offer was made, and (ii) the number of shares purchased by the Non-Initiating Party in the tender offer. In the event such disagreement is resolved by means other than agreement of the

                              Page 23 of 29 Pages
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parties, all reasonable fees and expenses incurred by the Initiating Party and the Non-Initiating Party in connection with such disagreement shall be borne by the parties in proportion to the relative differences between each such party's final position as to the number of shares or percentage of total shares purchased that the Non-Initiating Party is entitled to purchase in the tender offer, as submitted to the court or other body resolving the disagreement, and the final determination of the court or other body resolving the disagreement; provided, however if the body resolving the disagreement determines that the Non-Initiating Party is entitled to purchase a number of shares greater than the highest number proposed or lower than the lowest number proposed by the parties, the party whose final determination submitted to the court was furthest from the court's determination shall bear all such fees and expenses. For example, (a) if the Non-Initiating Party's final position is that it is entitled to purchase 15% of the total shares purchased and the Initiating Party's final position is that the Non-Initiating Party is entitled to purchase 10% of the total shares purchased and (b) if the body resolving the disagreement determines that the Non-Initiating Party is entitled to purchase: (i) 14%, then the Initiating Party would bear 80% of such fees and expenses, (ii) 9%, then the Initiating Party would bear none of such fees and expenses, and (iii) 16%, then the Initiating Party would bear 100% of such fees and expenses.

                  (g) In the event shares are accepted for payment pursuant to a tender offer with respect to which the Non-Initiating Party delivered an Election Notice to the Initiating Party and the number of shares tendered for payment is less than the total number of shares for which the tender offer was made, the numbers of shares which the parties are entitled and obligated to purchase shall be reduced on a pro rata basis in proportion to the numbers of shares which they would have been entitled and obligated to purchase had all shares covered by the tender offer been tendered.

                  (h) In the event the Non-Initiating Party does not deliver an Election Notice to the Initiating Party by the Offer Deadline, the Initiating Party shall have the right, for a period of (i) 30 days following the date of delivery of the Offer Notice to commence a tender offer and (ii) 180 days following the date of delivery of the Offer Notice to consummate a tender offer, without any participation by any Person within the Non-Initiating Party, at a price per share in cash and for a number of shares of the Securities equal to or greater than the price and the number of shares set forth in the Offer Notice and having such other terms as are materially no less favorable to the bidder in the tender offer than those set forth in the Offer Notice.

                  (i) Nothing contained in this Agreement shall require the Initiating Party to commence or consummate the proposed tender offer described in an Offer Notice following delivery to the Non-Initiating Party of such Offer Notice.

                  4.       COOPERATION; INDEMNIFICATION.

                  In the event the Non-Initiating Party elects to participate in a tender offer initiated by the Initiating Party, the Non-Initiating Party shall cooperate with the Initiating Party in the commencement, conduct and consummation of the tender offer and any related acquisition of shares of the Securities, and shall take all actions and execute and deliver all documents required to be taken by it in connection therewith, including, without limitation, promptly furnishing the Initiating Party with all information required to be included in filings required to be made with any governmental body in connection with the tender offer or the acquisition of the Securities, whether pursuant to the Securities Exchange Act of 1934, as amended, the Hart-Scott-Rodino Antitrust Improvements Act, foreign antitrust laws, state regulatory requirements or otherwise. The Initiating Party shall give the Non-Initiating Party and its counsel, if any, the opportunity to review the foregoing before filing or execution thereof and will consider in good faith the comments of the Non-Initiating Party thereon. Unless the Non-Initiating Party delivers a Withdrawal Notice, the Initiating Party shall undertake, in a form and on terms reasonably acceptable to the Initiating Party, to indemnify and hold harmless the Non-Initiating Party from and against any losses, claims, damages, liabilities, judgments, costs and expenses arising out of any untrue statement of a material fact contained in any such filing, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission relates to the Initiating Party. The Non-Initiating Party shall undertake, in a form and on terms reasonably acceptable to the Initiating Party, to indemnify and hold harmless the Initiating Party from and against any losses, claims, damages, liabilities, judgments, costs and expenses arising out of any untrue statement of a material fact contained in any such filing or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is based on information furnished by the Non-Initiating Party to the Initiating Party for use in any such filing.

                  5.       CONFIDENTIALITY.

                              Page 24 of 29 Pages
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                  Any Offer Notice delivered pursuant to this Agreement and the subject matter thereof shall be kept strictly confidential by the recipient thereof. Notwithstanding anything to the contrary described herein, the parties hereto and each of their respective employees, representatives or other agents, are permitted to disclose to any and all Persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by any such Offer Notice and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such parties related to such tax treatment and tax structure; provided, however, that the foregoing permission to disclose the tax treatment and tax structure does not permit the disclosure of any information that is not relevant to understanding the tax treatment or tax structure of any such transactions (including the identity of any party and the amounts paid or to be paid in connection with such transactions); provided, further, however, that the tax treatment and tax structure shall be kept confidential to the extent necessary to comply with federal or state securities laws.

                  6.       EXPENSES.

                  Subject to the last two sentences of Section 3(f), each of the Onex Group and R(2) shall be responsible for its own fees and expenses in connection with the negotiation, preparation and execution of this Agreement and the performance of its obligations hereunder; provided, however, that all out-of-pocket fees and expenses incurred by an Initiating Party (including, without limitation, fees and expenses of counsel and other advisors) in connection with a tender offer with respect to which the Non-Initiating Party delivers an Election Notice and any related acquisition of shares of the Securities shall be borne by the Onex Group and R(2) in proportion to the number of shares required to be purchased by them in such tender offer; provided, further, however, that (i) in the event the Initiating Party fails to commence the tender offer within 30 days following the date of delivery of the Offer Notice, other than as a result of the failure of the Non-Initiating Party to comply with its obligations hereunder, then all such out-of-pocket fees and expenses incurred by the Initiating Party shall be borne by the Initiating Party, (ii) in the event the tender offer is not consummated within 180 days following the date of delivery of the Offer Notice, other than as a result of the failure of the Non-Initiating Party to comply with its obligations hereunder, and the Non-Initiating Party delivers a Non-Participation Notice to the Initiating Party, then all such out-of-pocket fees and expenses incurred by the Initiating Party after the date of delivery of such Non-Participation Notice shall be borne by the Initiating Party and (iii) in the event (x) the Initiating Party delivers a Modification Notice to the Non-Initiating Party pursuant to
Section 3(d), (y) the Non-Initiating Party does not elect to continue to participate in the modified tender offer and (z) the Initiating Party consummates the modified tender offer, then all such out-of-pocket fees and expenses incurred by the Initiating Party shall be borne by the Initiating Party.

                  7.       COMPLIANCE BY PERSONS WITHIN THE ONEX GROUP AND R(2).

                  MHLP, Onex and Onex Partners shall cause each other Person within the Onex Group to comply with the obligations of the Onex Group hereunder and Investments, Amalgamated and Scepter shall cause each other Person within R(2) to comply with the obligations of R(2) hereunder.

                  8.       SUCCESSORS AND ASSIGNS.

                  The terms of this Agreement shall be binding on the parties hereto and their respective successors and assigns.

                  9.       TERMINATION.

                  This Agreement shall terminate at such time as either the Onex Group, on the one hand, or R(2), on the other hand, ceases to beneficially own or have an equivalent economic interest in at least 5% of the aggregate number of shares of MVS Securities, New Common Stock and Replacement Stock (with an appropriate adjustment in the event the New Common Stock was exchanged for or converted into Replacement Stock on other than a one-for-one basis) then outstanding; provided, however, that any outstanding obligations of any party hereto with respect to a tender offer for which any Non-Initiating Party has delivered an Election Notice prior to the time of such termination shall survive such termination.

                  10.      NOTICES.

                  All notices, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment and by telephone; or
(c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses or facsimile numbers and marked to the attention of the person (by name or title)

                              Page 25 of 29 Pages
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designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

                  If to any Person within the Onex Group:

                  c/o Onex Investment Corp.
                  712 Fifth Avenue
                  New York, NY 10019
                  Attention: Robert Le Blanc
                  Facsimile: (212) 582-0909
                  Telephone: (212) 582-2211

                  and:

                  c/o Onex Corporation
                  161 Bay Street
                  49th Floor
                  P.O. Box 700
                  Toronto, Ontario
                  M5J2S1 Canada
                  Attention: Mark Hilson
                  Facsimile: (416) 362-5765
                  Telephone: (416) 362-7711

         with a copy to:

                  Kaye Scholer LLP
                  425 Park Avenue
                  New York, NY 10022
                  Attention: Joel I. Greenberg, Esq.
                  Facsimile: (212) 836-8689
                  Telephone: (212) 836-8000

         If to any Person within R(2):

                  c/o Amalgamated Gadget, L.P.
                  301 Commerce Street, Suite 2975
                  Fort Worth, Texas 76102
                  Attention: William B. Holloway, Jr.
                  Facsimile: (817) 332-9606
                  Telephone: (817) 332-9500

         with a copy to:

                  Milbank, Tweed, Hadley & McCloy, LLP
                  1 Chase Manhattan Plaza
                  New York, New York 10005
                  Attention: Dennis C. O'Donnell, Esq.
                  Facsimile: (212) 530-5219
                  Telephone: (212) 530-5000

                              Page 26 of 29 Pages

                  Any notice or other communication required to be delivered hereunder to or by any Person within the Onex Group shall be deemed to have been given if given to or by, as the case may be, Onex in accordance with this
Section 10 and any notice or other communication required to be delivered hereunder to or by any Person within R(2) shall be deemed to have been given if given to or by, as the case may be, Amalgamated in accordance with this Section 10.

                  11.      EFFECTIVENESS.

                  This Agreement shall become effective and binding on the Effective Date, provided that each of the parties hereto has executed and delivered a counterpart signature page hereto.

                  12.      AMENDMENT AND WAIVER.

                  Any term of this Agreement may be amended or modified and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Onex and Amalgamated.

                  13.      ENTIRE AGREEMENT.

                  This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

                  14.      SUBMISSION TO JURISDICTION; WAIVER OF TRIAL BY JURY.

                  Each party hereto irrevocably consents and agrees that any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof will be brought in the Chancery Court of the State of Delaware or, if it has or can acquire jurisdiction, the United States District Court for the District of Delaware, and, by execution and delivery of this Agreement, each party hereby submits to and accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each party to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof in the manner set forth in Section
10. Each party to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Section shall be deemed to constitute a submission to jurisdiction, consent or waiver with respect to any matter not specifically referred to herein. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

                  15.      COUNTERPARTS; FACSIMILE EXECUTION.

                  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Agreement may be executed and delivered by telecopier, provided, however, that the parties shall endeavor to deliver original counterpart signatures to the other parties as soon thereafter as practicable.

                  16.      GOVERNING LAW.

                  THIS AGREEMENT SHALL BE GOVERNED BY, ENFORCED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CHOICE OF LAW PRINCIPLES.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          R(2) INVESTMENTS, LDC

                                          By: Amalgamated Gadget, L.P., its
                                              Investment Manager

                              Page 27 of 29 Pages

                                          By: Scepter Holdings, Inc., its
                                              General Partner

                                              By: /s/ Robert McCormick
                                                  ------------------------------
                                                  Title: Vice President

                                          AMALGAMATED GADGET, L.P.

                                          By: Scepter Holdings, Inc., its
                                              General Partner

                                              By: /s/ Robert McCormick
                                                  ------------------------------
                                                  Title: Vice President

                                          SCEPTER HOLDINGS, INC.

                                          By: /s/ Robert McCormick
                                              ----------------------------------
                                          Title: Vice President

                                          MAGELLAN HOLDINGS LP

                                          By: Onex Partners LP, its General
                                              Partner

                                              By: Onex Partners GP LP, its
                                                  General Partner

                                                  By: Onex Partners GP Inc., its
                                                      General Partner

                                                      By: /s/ Anthony Munk
                                                          ----------------------
                                                          Title: Vice President

                                                      By: /s/ John Troiano
                                                          ----------------------
                                                          Title: Vice President

                       [Additional signature page follows]

                                          ONEX CORPORATION

                                          By: /s/ Christopher Govan
                                              ----------------------------------
                                          Title: Vice President Taxation

                                          By: /s/ Seth Mersky
                                              ----------------------------------
                                          Title: Vice President

                                          ONEX PARTNERS LP

                                          By: Onex Partners GP LP, its General
                                              Partner

                                              By: Onex Partners GP Inc., its
                                                  General Partner

                                                  By: /s/ Anthony Munk
                                                      --------------------------

                              Page 28 of 29 Pages

                                                  Title: Vice President

                                                  By: /s/ John Troiano
                                                      --------------------------
                                                  Title: Vice President

                              Page 29 of 29 Pages